UNITED STATES SECURITIES AND EXCANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2002
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer I.D. No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000

Item 5. Other Events and Regulation FD Disclosure.

 Pursuant to Section 21(a) of the Securities Exchange Act of 1934, statements under oath of the Chairman and Chief Executive Officer and the Chief Financial Officer of Caterpillar Inc. were filed with the Securities and Exchange Commission on August 14, 2002. The statements are attached as Exhibits 99.1 and 99.2. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

Item 7. Financial Statements and Exhibits.
(c)	Exhibits:
	99.1	Statement under oath of Glen A. Barton, Chairman and Chief Executive Officer of Caterpillar Inc. filed pursuant to Section 21(a) of the Securities Exchange Act of 1934.
	99.2	Statement under oath of F. Lynn McPheeters, Chief Financial Officer of Caterpillar Inc. filed pursuant to Section 21(a) of the Securities Exchange Act of 1934.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

August 13, 2002	By:	/s/ James B. Buda

Vice President